                                                                      Exhibit 11

                ROBERT HALF INTERNATIONAL INC. AND SUBSIDIARIES
                       COMPUTATION OF PER SHARE EARNINGS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                         THREE MONTHS ENDED     SIX MONTHS ENDED
                                                                              JUNE 30,              JUNE 30,
                                                                        --------------------  --------------------
                                                                          1998       1997       1998       1997
                                                                        ---------  ---------  ---------  ---------
                                                                            (UNAUDITED)           (UNAUDITED)

Net Income............................................................  $  32,280  $  22,210  $  61,330  $  42,130
                                                                        ---------  ---------  ---------  ---------
                                                                        ---------  ---------  ---------  ---------
Weighted Average Number Of Shares Outstanding:
  Basic:
    Weighted average shares...........................................     92,071     90,513     91,849     90,342
                                                                        ---------  ---------  ---------  ---------
                                                                        ---------  ---------  ---------  ---------
  Diluted:
    Weighted average shares...........................................     92,071     90,513     91,849     90,342
    Common stock equivalents--Stock options (A).......................      3,415      3,094      3,381      3,186
                                                                        ---------  ---------  ---------  ---------
    Diluted shares outstanding........................................     95,486     93,607     95,230     93,528
                                                                        ---------  ---------  ---------  ---------
                                                                        ---------  ---------  ---------  ---------
Net Income Per Share:
  Basic...............................................................  $    0.35  $    0.25  $    0.67  $    0.47
  Diluted.............................................................  $    0.34  $    0.24  $    0.64  $    0.45

------------------------

(A) The treasury stock method was used to determine the weighted average number of shares of common stock equivalents outstanding during the periods.

     All shares and amounts have been restated to retroactively reflect the three-for-two stock split effected in the form of a stock dividend in
                                  September 1997.